EXHIBIT 5.1

                                                               February 10, 1998

SportsLine USA, Inc.
6340 N.W. 5th Way
Fort Lauderdale, Florida 33309

Ladies and Gentlemen:

     We have acted as counsel to SportsLine USA, Inc., a Delaware corporation (the "Company"), and have reviewed the Company's Registration Statement on Form S-8 covering (i) 1,064,415 shares of the Company's authorized but unissued common stock, $.01 par value (the "Common Stock"), issuable pursuant to stock options granted pursuant to the Company's 1995 Stock Option Plan (the "Plan");
(ii) 20,000 shares of the Company's authorized but unissued Common Stock issuable pursuant to warrants granted to Horrow Sports Ventures ("Horrow Warrant"); (iii) 40,000 shares of the Company's authorized but unissued Common Stock issuable pursuant to stock options granted Michael P. Schulhof ("Schulhof Option"); and (iv) 40,000 shares of the Company's authorized but unissued Common Stock issuable pursuant to warrants granted to Gerry Hogan ("Hogan Option" and together with the Schulhof Option, the "Options"). It is our opinion that shares of Common Stock issuable under the Plan, the Options and the Horrow Warrant, when issued upon exercise of and in accordance with the terms of stock options and warrants outstanding or to be granted under the Plan, the Options and the Horrow Warrant, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion in the above referenced Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                    Very truly yours,

                                                 /s/ GREENBERG TRAURIG HOFFMAN
                                                     LIPOFF & QUENTEL, P.A.
                                                    ---------------------------
                                                    GREENBERG TRAURIG HOFFMAN
                                                    LIPOFF ROSEN & QUENTEL, P.A.